UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50129	59-3547281
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2006, the Compensation Committee of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved an Executive Employment Agreement (the “Employment Agreement”) for Donald E. Bielinski, the Company’s Senior Vice President, Chairman Asia Pac, Chairman Hudson Talent Management, that was effective as of December 31, 2005. Pursuant to the Employment Agreement, the Company agreed to employ Mr. Bielinski for a one-year term, with automatic, annual extensions of additional one-year terms. Under the Employment Agreement, Mr. Bielinski is entitled to (i) an annual base salary of $275,000; (ii) eligibility to receive an annual bonus as provided in the Company’s senior management bonus plan; (iii) other benefits of employment comparable to other senior management; and (iv) four weeks of vacation per year.

Under the Employment Agreement, the Company has the right to terminate Mr. Bielinski’s employment at any time. If the Company terminates Mr. Bielinski’s employment without cause (as defined in the Employment Agreement), then, subject to Mr. Bielinski executing the Company’s then current form of separation agreement and general release, Mr. Bielinski will be entitled to receive a severance payment equal to one year of his then current base salary, plus the Company’s portion of the premiums for providing continued health and dental insurance benefits to Mr. Bielinski for twelve months after termination (with the amount of such premiums deducted from his severance payment).

Under the Employment Agreement, after a change in control of the Company (as defined in the Employment Agreement), if Mr. Bielinski’s employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the Employment Agreement) or by Mr. Bielinski for good reason (as defined in the Employment Agreement), then Mr. Bielinski is entitled to a cash termination payment equal to his annual base salary immediately prior to termination and his target annual bonus under the Company’s Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. The Employment Agreement provides that, subject to limited exceptions, if the payments under the Employment Agreement or under any other agreement with or plan of the Company are “excess parachute payments” for purposes of the Internal Revenue Code (the “Code”), then the Company will pay Mr. Bielinski the amount necessary to offset the 20% excise tax imposed by the Code and any additional taxes on this payment.

In connection with entering into the Employment Agreement, Mr. Bielinski also executed a confidentiality, non-solicitation and work product assignment agreement and a mutual agreement to arbitrate claims with the Company. The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

10.1	Executive Employment Agreement, effective as of December 31, 2005, between Hudson Highland Group, Inc. and Don Bielinski.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC. (Registrant)

By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial
Officer

Dated: March 14, 2006

3

Hudson Highland Group, Inc.

Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description

10.1	Executive Employment Agreement, effective as of December 31, 2005, between Hudson Highland Group, Inc. and Don Bielinski.